EXHIBIT 99.2 FORM OF WEBSTER PROXY CARD

                          WEBSTER FINANCIAL CORPORATION

           This Proxy is Solicited on Behalf of The Board of Directors

         The undersigned shareholder of Webster Financial Corporation ("Webster") hereby appoints Walter R. Griffin and Harold W. Smith, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "Webster Meeting") to be held at 4:00 p.m. on October 31, 1995 at the Waterbury Club, 30 Holmes Avenue, Waterbury, Connecticut 06710, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF ADDITIONAL SHARES OF WEBSTER STOCK TO SHAREHOLDERS OF SHELTON BANCORP, INC. AS PART OF THE MERGER, AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS OF WEBSTER AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Webster either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Webster Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of Webster's Notice of Special Meeting and Joint Proxy Statement/Prospectus.

         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)

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                                                             See
                                                         Reverse Side

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                                                                  X

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                                                           Please mark your
                                                             votes as this.

                                  ------------
                                     COMMON

Proposal 1:      To approve the issuance of  additional  shares of Webster Stock to shareholders of Shelton Bancorp, Inc. as part of the Merger.

                  FOR                       AGAINST                    ABSTAIN
                  [  ]                       [  ]                       [  ]

Other Matters:       The proxies are authorized to vote upon such other business as may properly come before the Webster Meeting, or any adjournments thereof, in accordance with the determination of a majority of Webster's Board of Directors.

Date:
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        Signature of Shareholder or
         Authorized Representative

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.

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